Exhibit 10.19

FORM OF

INSURANCE AGREEMENT

by and among

BNP PARIBAS

BNP PARIBAS USA, INC.

and

FIRST HAWAIIAN, INC.

Dated as of [   ], 2016

TABLE OF CONTENTS

		PAGE

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Interpretation	7

ARTICLE II
director and officer liability insurance

Section 2.1	BNPP Insurance Programs	8
Section 2.2	FHI Insurance Program	11
Section 2.3	Terms of Coverage	12
Section 2.4	Coverage Changes	13
Section 2.5	Managing Claims	14
Section 2.6	Expenses	15

ARTICLE III
INDEMNIFICATION

Section 3.1	Indemnification	16
Section 3.2	Procedure for Indemnification of Third-Party Claims	16
Section 3.3	Additional Matters	17
Section 3.4	Payments	18

ARTICLE IV
SETTLEMENT; DISPUTE RESOLUTION

Section 4.1	Resolution Procedure	18

ARTICLE V
GENERAL PROVISIONS

Section 5.1	Obligations Subject to Applicable Law	19
Section 5.2	Notices	19
Section 5.3	Binding Effect; Assignment; No Third-Party Beneficiaries	19
Section 5.4	Severability	20
Section 5.5	Entire Agreement; Amendment	20
Section 5.6	Waiver	20
Section 5.7	Governing Law; Consent to Jurisdiction	20
Section 5.8	Waiver of Jury Trial	21
Section 5.9	Counterparts	21
Section 5.10	Further Assurances	21
Section 5.11	Term; Survival	21
Section 5.12	Subsidiary and Affiliate Action	21

i

FORM OF

INSURANCE AGREEMENT

Insurance Agreement (this “Agreement”), dated as of [   ], 2016, by and among BNP Paribas, a corporation organized and domiciled in the French Republic (“BNPP), BNP Paribas USA, Inc., a Delaware corporation (“BNP Paribas USA”), and First Hawaiian, Inc., a Delaware corporation (the “Company” or “FHI”).

RECITALS

WHEREAS, prior to the completion of the IPO, the Company is an indirect Wholly Owned Subsidiary of BNPP.

WHEREAS, in connection with the initial public offering (the “IPO”) of common stock, par value $0.01, of the Company (the “Common Stock”), a subsidiary of BNPP is selling  [   ] shares of Common Stock representing approximately [   ]% of the outstanding Common Stock as of the date hereof in the IPO.

WHEREAS, pursuant to the Stockholder Agreement, dated as of [   ], 2016, by and between BNPP and the Company (the “Stockholder Agreement”), BNPP is entitled to designate directors for election to the Company’s Board of Directors (each a “BNPP Director”) in accordance with its continued ownership of the Common Stock.

WHEREAS, pursuant to the Stockholder Agreement, until at least the day after the last date on which a BNPP Individual is a director of the Company, the Company shall grant indemnification (including advancement of expenses) to each such director of the Company to the greatest extent permitted under Section 145 of the General Corporation Law of the State of Delaware and other Applicable Law.

WHEREAS, the Company and BNPP desire to set forth in this Agreement terms that will govern the responsibilities of the Parties to procure and maintain director and officer liability insurance for the Company, its Subsidiaries, and each of the Party’s respective directors, officers and employees (including any BNPP Director).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.  Capitalized terms used in this Agreement shall have the meanings assigned below:

“50% Date” has the meaning set forth in the Stockholder Agreement.

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any federal, state, local, foreign or international arbitration or mediation tribunal.

“Affiliate” means, with respect to any Person, any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided that none of the Company and its Subsidiaries shall be considered Affiliates of BNPP or any of BNPP’s Affiliates for purposes of this Agreement.

“Ancillary Agreements” means the Insurance Allocation Agreement, the BNPP IPO Program Allocation Agreement, the Stockholder Agreement, the Transitional Services Agreement, Insurance Program Documents and the Master Reorganization Agreement.

“Applicable Law” means any applicable law (including common law), statute, regulation, rule, executive order, ordinance, judgment, ruling, published regulatory policy or guideline, injunction, order, consent, exemption, license, approval or permit enacted, issued, promulgated, adjudged, entered or enforced by a Governmental Authority, including, for the avoidance of doubt, the Nasdaq Listing Rules.

“BNPP” has the meaning set forth in the Preamble.

“BNPP D&O Programs” has the meaning set forth in Section 2.1(a).  For the avoidance of doubt, the BNPP D&O Programs include the BNPP Global D&O Program, the Stateside Side A D&O Program and the BNPP IPO Program, including any and all Runoff Coverage with respect to each of the foregoing programs.

“BNPP Director” has the meaning set forth in the Recitals.

“BNPP IPO Insureds” shall mean the Insureds with respect to the BNPP IPO Program which are comprised of the FHI Insured Group, the BNPP Insured Group and any BNPP Individual.

“BNPP IPO Program” has the meaning set forth in Section 2.1(a)(iii) and includes Runoff Coverage.

“BNPP IPO Program Allocation Agreement” has the meaning set forth in Section 2.6(a)(ii).

“BNPP IPO Program Runoff Coverage Period” shall mean a period of six (6) years following the end of the policy period during which the Parties or their Subsidiaries and any BNPP IPO Insureds may report covered claims arising from alleged wrongful acts committed by such Persons during the policy period or prior to the policy period.

“BNPP Global D&O Program” has the meaning set forth in Section 2.1(a)(i) and includes Runoff Coverage.

“BNPP Global Insureds” shall mean the Insureds with respect to the BNPP Global D&O Program which are comprised of the FHI Insured Group, the BNPP Insured Group and any BNPP Individual.

“BNPP Individual” means (i) any director, officer or employee of BNPP or any of its Subsidiaries, (ii) any BNPP Director or (iii) any person designated by BNPP as a BNPP Director who, with his or her consent, is named in any Registration Statement of the Company under the Securities Act as about to become a director of the Company.

“BNPP Insured Group” means BNPP, its Subsidiaries, and each of their respective directors, officers and employees (including any BNPP Individual).

“Board of Directors” or “Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or day on which banks in Honolulu, Hawaii,  New York, New York or Paris, France are authorized or required by Applicable Law to close.

“Capital Stock” means the equity capital or other equity interests of a Person or a security convertible or exercisable (whether or not such conversion or exercise is contingent or conditional) into or for the equity capital or other equity interests of a Person.

“Claim Notice” has the meaning set forth in Section 3.2(a).

“Co-Insurance Provision” means a provision set forth in the Insurance Program Documents which requires the insureds to participate for a specified percentage in claim settlements in addition to the self-insured retention.

“Common Stock” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Bank Subsidiary” means First Hawaiian Bank, a Hawaii state-chartered bank and Wholly Owned Subsidiary of the Company, together with any successor of First Hawaiian Bank.

“Coverage Change” means any renewal, amendment, endorsement or replacement of insurance coverage under the BNPP D&O Programs or the FHI Insurance Program, as applicable.  A change in premium payable in connection the BNPP D&O Programs or the FHI Insurance Program shall not be considered a “Coverage Change” unless otherwise specified in Section 2.4.

“Difference-in—Conditions” means that if the terms of an excess policy part of a layered program are broader than the terms of an underlying policy, then the terms of the excess policy shall apply.

“Dispute” means any dispute, controversy, difference or claim arising out of or in connection with this Agreement or the subject matter of this Agreement, including any questions concerning its existence, formation, validity, interpretation, performance, breach and termination.

“FHI” has the meaning set forth in the Preamble.

“FHI D&O Program” has the meaning set forth in Section 2.2(a).

“FHI Insurance Program” has the meaning set forth in Section 2.2(a).  For the avoidance of doubt, the FHI Insurance Program includes the FHI D&O Program (including the Securities Coverage for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program described in Section 2.1(a)(iii) below) and Fiduciary Coverage.

“FHI Insurance Program Insureds” shall mean the Insureds with respect to the FHI Insurance Program which is comprised of the FHI Insured Group (including any BNPP Individual serving as a director or officer of the Company or its Subsidiaries).

“FHI Insurance Program Runoff Coverage Period” shall mean a period of six (6) years following the day after the last date on which a BNPP Individual is a director, officer or employee of the Company.

“FHI Insured Group” means the Company, its Subsidiaries, and each of their respective directors, officers and employees (including any BNPP Individual serving as a director, officer or employee of the Company or its Subsidiaries).

“Fiduciary Coverage” has the meaning set forth in Section 2.2(a).

“Final Determination” means, with respect to a Dispute as to indemnification for a Loss under this Agreement, (i) a written agreement between the parties to such Dispute resolving such Dispute, (ii) a final and non-appealable order or judgment entered by a court of competent jurisdiction resolving such Dispute or (iii) a final non-appealable determination rendered by an arbitration or like panel to which the parties submitted such Dispute that resolves such Dispute.

“Governmental Authority” means any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental, quasi-governmental entity or self-regulatory organization with competent jurisdiction.

“Indemnitee” has the meaning set forth in Section 3.2(a).

“Indemnifying Person” has the meaning set forth in Section 3.2(a).

“Insurance Allocation Agreement” means the Insurance Service and Premium Allocation Agreement, effective as of July 1, 2016, by and among the Company, the Company Bank Subsidiary, BancWest Holding Inc., Bank of the West, [BancWest Corporation] and [BNP Paribas USA].

“Insurance Program Documents” means the relevant insurance policies that constitute the insurance program document(s) specifying the terms and conditions of the BNPP D&O Programs or the FHI Insurance Program, as applicable.

“Insured” means each of the BNPP Global Insureds, the Stateside Side A Insureds, the FHI Insurance Program Insureds and the BNPP IPO Insureds.  For the avoidance of doubt, each such group of Insureds has the meaning set forth in or endorsed on to the Insurance Program Documents for the BNPP Global D&O Program, Stateside Side A D&O Program, FHI Insurance Program and BNPP IPO Program, respectively.

“IPO” has the meaning set forth in the Recitals.

“IPO Securities Coverage” has the meaning set forth in Section 2.1(a)(iii)(B).

“Loss” means any damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, interest, penalties, and costs and expenses (including removal costs, remediation costs, closure costs, fines, penalties, reasonable attorneys’ fees and reasonable out of pocket disbursements).

“Master Reorganization Agreement” means the Master Reorganization Agreement, dated as of April 1, 2016, by and among the Company, BancWest Corporation (f/k/a BWC Holding, Inc.), BancWest Holding Inc. and BNPP.

“Parent Exclusion” means a provision in or an endorsement to the Insurance Program Documents  which provides that claims brought by the parent (BNPP) of the Company against a director, officer or employee of the Company or its Subsidiaries is not covered by such policy(s).

“Party” means either the Company, BNPP or BNP Paribas USA.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporate organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Prospectus” means the final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act.

“Representatives” means, with respect to any Person, any officer, director, employee, advisor, agent or representative of such Person, or anyone acting on behalf of them or such Person.

“Runoff Coverage” means a provision in Insurance Program Documents for the relevant BNPP D&O Programs, and the FHI Insurance Program or a separate policy (“Runoff Policy”), as applicable, which specifically allows an Insured to report covered claims made against such Insured for: (i) a specified period after the expiration of the applicable policy under the relevant BNPP D&O Programs or the FHI Insurance Program, as applicable; or (ii) after such Insured is no longer serving as a director, officer or employee of BNPP or its respective Subsidiaries or the Company and its respective Subsidiaries; provided that reported claims arise from any wrongful acts committed during the applicable policy period or prior to the date such Insured is no longer serving as a director, officer or employee of BNPP or its respective Subsidiaries or the Company and its respective Subsidiaries.  For the avoidance of doubt, Runoff Coverage includes the maintenance of the BNPP D&O Programs and the FHI Insurance Program where written on an annual basis which allows for prior directors, officers and employees who have served in any such capacity for BNPP and its respective Subsidiaries or the Company and its respective Subsidiaries to report claims arising from wrongful acts otherwise covered and committed during their service as a director, officer or employee.

“Runoff Policy” has the meaning set forth in the definition of “Runoff Coverage”.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Coverage” has the meaning set forth in Section 2.1(a)(i)(B).  For the avoidance of doubt, Securities Coverage includes any such coverage provided under the Runoff Coverage with respect to the BNPP Global D&O Program or the FHI D&O Program, as applicable, for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program described in Section 2.1(a)(iii).

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Stateside Side A D&O Program” shall have the meaning set forth in Section 2.1(a)(ii) and includes Runoff Coverage.

“Stateside Side A Insureds”  shall mean the Insureds with respect to the Stateside Side A D&O Program which is comprised of the directors, officers and employees of BNP Paribas USA and its Subsidiaries, including the Company and its Subsidiaries; provided that employees of BNP Paribas USA shall only be an Insured with respect to the Stateside Side A D&O Program if such employee is named in the covered claim together with a director and/or officer.

“Stockholder Agreement” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, any other Person who is controlled by such Person; provided that none of the Company and its Subsidiaries shall be considered Subsidiaries of BNPP or any of BNPP’s Subsidiaries for purposes of this Agreement.

“Third-Party Claim” means any assertion by a Person (including a Governmental Authority) who is not, and is not a Subsidiary of, a Party of any claim, or the commencement by any Person of any Action, against any Party, or its Subsidiary.

“Transitional Services Agreement” means the Transitional Services Agreement, dated the date hereof, by and among BNPP, BancWest Holding Inc., Bank of the West, the Company and the Company Bank Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, 100% of the Capital Stock of which is owned, directly or indirectly, by such Person.

Section 1.2                                    Interpretation.

(a)                                 Unless the context otherwise requires:

(i)                                     references contained in this Agreement to the Preamble, Recitals and to specific Articles, Sections or Subsections shall refer, respectively, to the Preamble, Recitals, Articles, Sections or Subsections of this Agreement;

(ii)                                  references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;

(iii)                               references to any statute or statutory provision include all rules and regulations promulgated pursuant to such statute or statutory provision, in each case as such statute, statutory provision, rules or regulations may be amended, modified, supplemented or replaced from time to time;

(iv)                              references to any Governmental Authority include any successor to such Governmental Authority;

(v)                                 terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(vi)                              the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

(vii)                           wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”.

(b)                                 To the extent the Insurance Program Documents for the BNPP D&O Programs or FHI Insurance Program, as applicable, provide for broader coverage than the terms of this Agreement, the terms of such Insurance Program Documents shall prevail.

(c)                                  The headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(d)                                 The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(e)                                  In this Agreement, any provision which applies “until” a specified date shall apply before and on such specified date, and shall cease to apply on the date immediately following such specified date.

ARTICLE II
DIRECTOR AND OFFICER LIABILITY INSURANCE

Section 2.1                                    BNPP Insurance Programs.

(a)                                 BNPP has procured, or has duly authorized BNP Paribas USA or any other Subsidiary of BNPP to procure, on behalf of the FHI Insured Group, directors and officers liability insurance covering the FHI Insured Group, any BNPP Individual, and the BNPP Insured Group as described below (the “BNPP D&O Programs”):

(i)                                     BNPP Global Directors & Officers Insurance Program.  The BNPP Global Directors & Officers Program (the “BNPP Global D&O Program”), which includes (A) coverage for non-indemnified claims and indemnified claims brought against directors, officers or employees (if any such employee is named in the covered claim together with a director and/or officer) of the Parties and their respective Subsidiaries; (B) coverage for claims against the Parties or their respective Subsidiaries arising out of alleged violations of the  Securities Act or the Securities Exchange Act or any state securities laws (“Securities Coverage”) other than those claims directly related to the IPO and covered under the BNPP IPO Program described in Section 2.1(a)(iii) below; (C) excess Side A  coverage; and (D) U.S. Passport Policies of the type issued by U.S. based insurance companies using forms governed by U.S. law, including Securities Coverage for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program described in Section 2.1(a)(iii) below that (x) provides that such terms are applicable to the directors, officers and employees (if any such employee is named in the covered claim together with a director and/or officer) of BNP Paribas USA and its Subsidiaries, including the Company and its Subsidiaries and (y) includes employed lawyers errors and omissions coverage.  The coverage for Non-Indemnified Claims is not subject to a deductible or self-insured retention.  The BNPP Global D&O Program does not contain a Co-Insurance provision applicable to claims.

(ii)                                  BNP Paribas USA Side A D&O Program.  The BNP Paribas USA Side A D&O Program (the “Stateside Side A  D&O Program”), which includes coverage for the Stateside Side A Insureds for non-indemnified claims of the type underwritten and issued by U.S. based insurance companies on U.S. forms governed by U.S. law, and the applicable limits and terms of which are in excess of and Difference-in—Conditions to the BNPP Global D&O Program.  The Stateside Side A D&O Program includes employed lawyers errors and omissions coverage. The Stateside Side A D&O Program does not contain any Parent Exclusion or any exclusion for claims arising out of wrongful acts related to the Securities Act or the Securities Exchange Act.

(iii)                               BNPP Public Offering of Securities Insurance Program.  The BNPP Public Offering of Securities Insurance Program (“BNPP IPO Program”) includes coverage for the policy period and BNPP IPO Program Runoff Coverage Period as follows:

(A)                               coverage for non-indemnified claims and indemnified claims brought against the directors, officers and employees (if any such employee is named in the covered claim together with a director and/or officer) of the Parties and their respective Subsidiaries;

(B)                               coverage for claims against the Parties or their respective Subsidiaries for claims arising out of alleged wrongful acts or violations of the  Securities Act or the Securities Exchange Act or any state securities laws related to the IPO and which claims are excluded by the BNPP Global D&O Program or the FHI D&O Program (the “IPO Securities Coverage”) committed prior to or during the policy period, including errors, omissions, breaches of duty relative to information or statements made by BNPP IPO Insureds in the Prospectus and during the “road show”, in each case as such claims relate only to the IPO;

(C)                               employed lawyers errors and omissions coverage;

(D)                               U.S. Passport Policies of the type issued by U.S. based insurance companies using forms governed by U.S. law following the terms of the master BNPP IPO Program, which (x) permit the U.S. based BNPP IPO Insureds to report claims directly to the U.S. based insurance companies writing the U.S. Passport Policies at any time during the policy period or the BNPP IPO Program Runoff Coverage Period for wrongful acts committed prior to or during the policy periods; and (y) contain a provision that provides that if the terms and conditions of the Policy [   ]  are more favorable than the terms and conditions of the U.S. Passport Policies, then the U.S. Passport Policies shall cover losses based on the terms of the Policy [   ]; and

(E)                                coverage for certain indemnification provisions specified in  that certain Underwriting Agreement, dated as of [   ], 2016, by and among the Company, BNPP and BancWest Corporation and the First Hawaiian, Inc. Reserved Share Program side letter, subject to the  terms and conditions set forth in the Insurance Program Documents for the BNPP IPO Program.

The coverage for non-indemnified claims is not subject to a deductible or self-insured retention. The BNPP IPO Program does not include a Co-Insurance Provision.  The BNPP IPO Program specifically provides that the FHI Insured Group shall be deemed and treated as BNPP IPO Insureds during the policy period and the BNPP IPO Program Runoff Coverage Period and may report claims directly to the relevant insurance companies and underwriters of the BNPP IPO Program regardless of whether or not the Company or its Subsidiaries are still considered to be a subsidiary of BNPP (as defined in the BNPP IPO Program).  In the event that a claim arising out of the IPO and covered by the BNPP IPO Program is also covered by any other BNPP D&O Program or the FHI D&O Program, it is agreed that the BNPP IPO Program shall serve as primary insurance for any such claim(s).

(b)                                 At all times prior to the 50% Date, BNPP, or a Subsidiary of BNPP on behalf of BNPP, shall take all actions necessary to procure or cause to be procured and maintained in full force and effect (i) the BNPP Global D&O Program as such policies are in effect as of the date of this Agreement with substantially the same terms and conditions as on the date hereof and limits at least equal to 60% of the current policy limits (or, if the same terms and conditions are not available, the best market terms then available); and (ii) the Stateside Side A D&O Program as such policies are in effect as of the date of this Agreement with substantially the same terms and conditions as on the date hereof and limits at least equal to the current policy limits (or, if the same terms and conditions are not available, the best market terms then available).

(c)                                  BNPP shall take all actions necessary to cause the BNPP IPO Program (including Runoff Coverage) to be maintained in full force and effect until the last day of the BNPP IPO Program Runoff Coverage Period as such policy is in effect as of the date of this Agreement.

(d)                                 Except as otherwise mutually agreed to in writing by the Parties, BNPP, or a Subsidiary of BNPP on behalf of BNPP, shall maintain Runoff Coverage substantially equal to the terms and conditions of the BNPP Global D&O Program as of the date hereof and limits at least equal to 60% of the current policy limits (or, if the same terms and conditions are not available, the best market terms then available) for an additional five (5) years following the 50% Date which would cover claims reported by the FHI Insured Group and any BNPP Individual arising from wrongful acts committed by the FHI Insured Group and any BNPP Individual prior to the 50% Date.  BNPP may satisfy such requirement by duly authorizing a Subsidiary of BNPP to purchase a U.S. based Runoff Policy that extends five (5) years from and after the 50% Date with coverage substantially equal to the terms and conditions of the BNPP Global D&O Program as of the date hereof and limits at least equal to 60% of the current policy limits (or, if the same terms and conditions are not available, the best market terms then available).

(e)                                  BNPP Paribas USA shall maintain Runoff Coverage substantially equal to the terms, limits and conditions of the Stateside Side A D&O Program as of the date hereof and limits at least equal to the current policy limits (or, if the same terms and conditions are not available, the best market terms then available) for an additional six (6) years following the 50% Date which would cover claims reported by the directors, officers or employees of the Company or its Subsidiaries, including BNPP Individuals serving as a director of the Company, arising from any wrongful acts committed by such Persons prior to the 50% Date.  BNP Paribas USA may satisfy such requirement by purchasing a U.S. based Runoff Policy that extends six (6) years from and after the 50% Date with coverage equal to the terms and conditions of the  Stateside Side A D&O Program as in effect on the date hereof and limits at least equal to the current policy limits (or, if the same terms and conditions are not available, the best market terms then available).

Section 2.2                                    FHI Insurance Program.

(a)                                 From and after the 50% Date, or such earlier date mutually agreed upon by BNPP and the Company in writing, the Company shall purchase and keep in full force and effect directors and officers liability insurance covering the FHI Insurance Program Insureds, including (i) coverage for non-indemnified claims and indemnified claims brought against directors, officers or employees of the Company or its Subsidiaries; (ii) Securities Coverage for claims against the Company or its Subsidiaries other than those claims directly related to the IPO and covered under the BNPP IPO Program; (iii) employed lawyers errors and omissions coverage; (iv) separate excess Side A policy ((i) through (iv) collectively, the “FHI D&O Program”); and (v) Fiduciary Liability insurance (“Fiduciary Coverage”, and together with the FHI D&O

Program, the “FHI Insurance Program”) covering the FHI Insurance Program Insureds.  The FHI D&O Program shall be in an amount not less than 150% of the limit of the current Stateside Side A D&O Program, with a separate excess Side A policy in an amount not less than 50% of the current Stateside Side A D&O Program. There shall be no deductible applicable to non-indemnified claims.  The Fiduciary Coverage shall be in an amount not less than 50% of the limit of the current Stateside Side A D&O Program.  The FHI Insurance Program shall not contain a Co-Insurance provision applicable to claims.  The FHI Insurance Program shall not cover any actions or wrongful acts of the FHI Insurance Program Insureds occurring prior to the inception of the FHI Insurance Program.  The Company shall take all actions necessary to procure and maintain in full force and effect Runoff Coverage until the last day of the FHI Insurance Program Runoff Coverage Period with substantially the same terms, limits and conditions of the FHI Insurance Program in force at such time (or, if the same terms, limits and conditions are not available, the best market terms and limits then available) to provide for the reporting of claims arising from wrongful acts committed by any BNPP Individual prior to or on the last date on which any BNPP Individual serves as a director, officer or employee of the Company or its Subsidiaries. There shall be no difference under the FHI Insurance Program in coverage between a BNPP Individual serving as a director, officer or employee of the Company and any other director, officer or employee of the Company.

Section 2.3                                    Terms of Coverage.

(a)                                 BNPP, or a Subsidiary of BNPP on behalf of BNPP, shall maintain the  BNPP Global D&O Program and the BNPP IPO Program, as required by this Agreement covering the BNPP Global Insureds and the BNPP IPO Insureds, respectively, equally and to the same extent.  BNP Paribas USA shall maintain the Stateside Side A D&O Program as required by this Agreement covering the Stateside Side A Insureds equally and to the same extent.  For so long as the FHI Insured Group (including any BNPP Individual) remains covered by the BNPP D&O Programs, promptly upon receipt of any written request from the Company, BNPP shall furnish, or cause one of its Subsidiaries to furnish, the Company with copies of any policies of insurance or binders with respect to the BNPP D&O Programs or any actual or proposed Coverage Change regarding the BNPP D&O Programs; provided the requirements of the foregoing sentence shall not apply to the BNPP Global D&O Program after 50% Date with the exception of the Runoff Coverage.

(b)                                 The Company shall maintain the FHI Insurance Program as required by this Agreement covering the FHI Insurance Program Insureds equally and to the same extent until the expiration of the FHI Insurance Program Runoff Coverage Period.  From and after the 50% Date, or such earlier date that the FHI Insurance Program may be effected, promptly upon receipt of any written request from BNPP, the Company shall furnish BNPP with copies of any policies of insurance or binders with respect to the FHI Insurance Program or any actual or proposed Coverage Change regarding the FHI Insurance Program until the expiration of the FHI Insurance Program Runoff Coverage Period.

Section 2.4                                    Coverage Changes.

(a)                                 Coverage Changes with respect to the BNPP D&O Programs.

(i)                                     For so long as the FHI Insured Group are covered by the BNPP D&O Programs, the Company shall receive from BNPP reasonable prior notice of any proposed Coverage Change and any proposed change in premiums on the BNPP D&O Programs.  No Coverage Change shall become effective that would have the effect of making the BNPP D&O Programs (A) more favorable to BNPP Individuals in comparison to the FHI Insured Group than the BNPP D&O Programs are prior to such Coverage Change; or (B) more favorable to the BNPP Insured Group in comparison to the FHI Insured Group than the BNPP D&O Programs are prior to such Coverage Change without the prior written consent of the Company.  If the proposed Coverage Change would materially increase the cost of any BNPP D&O Programs including Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) or IPO Securities Coverage (as applicable), the Company shall have the right to participate with the BNPP Insured Group in negotiations with the insurance brokers and insurance companies with respect to such proposed increase.

(ii)                                  If a Coverage Change to the BNPP D&O Programs, including the Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) or IPO Securities Coverage (as applicable) obtained by BNPP, or a subsidiary of BNPP on behalf of BNPP (including BNP Paribas USA), is required by the relevant insurers because certain terms and conditions are no longer available, and such Coverage Change would have the effect of making the BNPP D&O Programs including Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) or IPO Securities Coverage (as applicable) (A) more favorable to BNPP Individuals in comparison to the FHI Insured Group than the BNPP D&O Programs including Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) or IPO Securities Coverage (as applicable) are prior to such Coverage Change; or (B) more favorable to the BNPP Insured Group than the BNPP D&O Programs including Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) or IPO Securities Coverage (as applicable) are prior to such Coverage Change, the Company shall have the option of either (x) consenting to such Coverage Changes, or (y) requiring BNPP, or a subsidiary of BNPP on behalf of BNPP (including BNP Paribas USA), to procure Runoff Coverage on behalf of the FHI Insured Group.  The cost of such Runoff Coverage shall be borne by BNPP unless otherwise mutually agreed to in writing by the Parties.

(b)                                 Coverage Changes with respect to the FHI Insurance Program.

(i)                                     From and after the 50% Date until the expiration of the FHI Insurance Program Runoff Coverage Period, BNPP shall receive from the Company reasonable prior notice of any proposed Coverage Change and any proposed change in premiums on the FHI Insurance Program.  No Coverage Change shall become effective that would have the effect of making the FHI Insurance Program less favorable to BNPP Individuals in comparison to the FHI Insured Group than the FHI Insurance Program is prior to such Coverage Change without the prior written consent of BNPP.

(ii)                                  If a Coverage Change to the FHI D&O Program, including Securities Coverage obtained by the Company (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program), is required by the relevant insurers because certain terms and conditions are no longer available, and such Coverage Change would have the effect of making the FHI D&O Program including Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) (A) less favorable to BNPP Individuals in comparison to the FHI Insured Group than the FHI D&O Program including Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) is prior to such Coverage Change; or (B) less favorable to the BNPP Insured Group than the FHI D&O Program including Securities Coverage (for claims other than those claims directly related to the IPO and covered under the BNPP IPO Program) is prior to such Coverage Change, BNPP shall have the option of either (x) consenting to such Coverage Changes; or (y) requiring the Company to procure Runoff Coverage on behalf of the BNPP Individuals.  The cost of such Runoff Coverage shall be borne by the Company unless otherwise mutually agreed to in writing by the Parties.

Section 2.5                                    Managing Claims.

(a)                                 In the event that any Insureds, as applicable, makes a claim or delivers a notice of circumstances under the BNPP D&O Programs or the FHI Insurance Program, as applicable, in each case only as permitted under such policies, then each of the Company (with respect to claims or notices by the FHI Insured Group) and BNPP or BNP Paribas USA (with respect to claims or notices by the BNPP Insured Group) shall promptly provide written notice to the other of such claim or notice of circumstances as follows:

(i)                                     BNPP or BNP Paribas USA (with respect to claims or notices by the BNPP Insured Group) shall promptly provide written notice to the Company of any such claim or notice of circumstances that may impair the limits of (A) the BNPP IPO Program from the first euro or U.S. dollar; (B) the Stateside Side A D&O Program by twenty-five percent (25%) or more; or (C) the BNPP Global D&O Program by fifty percent (50%) or more; and shall continue to keep the other informed of the status and progress of such claim or notice of circumstances, including providing copies of such relevant documentation and correspondence with the insurers as the other may reasonably request; provided that any applicable attorney-client privilege and attorney-work product protection are protected and preserved with respect to such matters (including, if necessary, by negotiating in good faith and entering into a customary common interest agreement).

(ii)                                  The Company (with respect to claims or notices by FHI Insured Group) shall promptly provide written notice to BNPP of such claim or notice of circumstances that may impair the limits of the BNPP D&O Programs from the first euro or U.S. dollar, and shall continue to keep the other informed of the status and progress of such claim or notice of circumstances, including providing copies of such relevant documentation and correspondence with the insurers as the other may reasonably request; provided that any applicable attorney-client privilege and attorney-work product protection are protected and preserved with respect to such matters (including, if necessary, by negotiating in good faith and entering into a customary common interest agreement).

(b)                                 In the event that multiple Insureds, as applicable, make claims or deliver notices of circumstances with respect to the same underlying events or facts under the BNPP D&O Programs or the FHI Insurance Program, as applicable, then each of the Company (with respect to claims or notices by the FHI Insured Group) and BNPP (with respect to claims or notices by the BNPP Insured Group) shall fully cooperate with the other in connection with (i) the defense of allegations from third parties with respect to the underlying events or facts, and (ii) dealing with the insurers providing the BNPP D&O Programs or the FHI Insurance Program, as applicable, with respect to asserting rights to coverage in respect of such third party claims and the underlying events or facts, in all cases with the intention of seeking to maximize the aggregate benefits to all Insureds under the BNPP D&O Programs or the FHI Insurance Program, as applicable, in respect of such third party claims and the underlying events or facts; provided that any applicable attorney-client privilege and attorney-work product protection are protected and preserved with respect to such matters (including, if necessary, by negotiating in good faith and entering into a customary common interest agreement).

(c)                                  In the event that any conflict of interest arises between Insureds that make claims or the delivery of notices of circumstance under any the BNPP D&O Programs or the FHI Insurance Program, as applicable, then each of the Company (with respect to claims or notices by the FHI Insured Group) and BNPP (with respect to claims or notices by the BNPP Insured Group) shall use commercially reasonable best efforts to resolve such conflict or to manage it in such a way as to maximize the aggregate benefits to all Insureds under the BNPP D&O Programs or the FHI Insurance Program, as applicable.

Section 2.6                                    Expenses.

(a)                                 Except as otherwise described herein:

(i)                                     each Party shall be responsible for the cost of the BNPP Global D&O Program and the Stateside Side A D&O Program in accordance with the Insurance Allocation Agreement;

(ii)                                  each Party shall be responsible for the cost of the BNPP IPO Program as mutually agreed upon by the Parties in a separate written agreement to be entered into and executed by the Parties hereto (“BNPP IPO Program Allocation Agreement”); and

(iii)                               the Company shall be responsible for the cost of the FHI Insurance Program.

(b)                                 Notwithstanding any other provision of this Agreement or any Ancillary Agreement to the contrary, the Company shall not be responsible for the cost, including any premium payable in connection with any Runoff Coverage, except for the Runoff Coverage obligations to BNPP Individuals under the FHI D&O Program from and after the 50% Date.  For the avoidance of doubt, nothing in this Subsection (b) shall limit, reduce, or eliminate the obligations of either Party under Subsection (a) above.

ARTICLE III
INDEMNIFICATION

Section 3.1                                    Indemnification.

(a)                                 To the fullest extent permitted by Applicable Law, BNPP hereby agrees to indemnify, defend and hold harmless the Company, its Subsidiaries and their respective former and current directors, officers and employees and each of the heirs, executors, successors and assigns of the foregoing, from and against any and all Losses relating to, arising out of or resulting from, directly or indirectly, any breach by BNPP or any of its Subsidiaries of this Agreement.

(b)                                 To the fullest extent permitted by Applicable Law, the Company hereby agrees to indemnify, defend and hold harmless BNPP, its Subsidiaries and each of the respective former and current directors, officers and employees and each of the heirs, successors, executers and assigns of the foregoing, from and against any and all Losses relating to, arising out of or resulting from, directly or indirectly, any breach by the Company or any of its Subsidiaries of this Agreement.

Section 3.2                                    Procedure for Indemnification of Third-Party Claims.

(a)                                 Notice of Claim.  If, at or following the date of this Agreement, any Person entitled to indemnification hereunder an (“Indemnitee”) shall receive notice or otherwise learn of a Third-Party Claim with respect to which any Party (an “Indemnifying Party”) may be obligated to provide indemnification to such Indemnitee pursuant to Section 3.1, such Indemnitee shall give such Indemnifying Party written notice thereof as soon as practicable but in any event within twenty (20) days (or sooner if the nature of the Third-Party Claim so requires) after becoming aware of such Third-Party Claim.  Any such notice shall describe the Third-Party Claim in reasonable detail, including the facts and circumstances giving rise to such claim for indemnification, and include copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim.  Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 3.2(a) shall not relieve the related Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice and then only to the extent of such prejudice.

(b)                                 Control of Defense.  An Indemnifying Party may elect to defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third-Party Claim.  Within twenty (20) days after the receipt of notice from an Indemnitee in accordance with Section 3.2(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election as to whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim.  After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnitee shall have the right to employ separate counsel and to monitor and participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee, except that the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has not assumed the defense of such Third-Party Claim (other than during any period in which the Indemnitee shall have failed to give notice of the Third-Party Claim in accordance with Section 3.2(a)), and (ii) if a conflict exists between the positions of the Indemnifying Party and the Indemnitee, as reasonably determined in good faith by the Indemnitee, and the Indemnitee believes it is in the Indemnitee’s best interest to obtain independent counsel.

(c)                                  If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in Section 3.2(b), such Indemnitee may defend such Third-Party Claim at the cost and expense of the Indemnifying Party.

(d)                                 If an Indemnifying Party elects to assume the defense of a Third-Party Claim in accordance with the terms of this Agreement, the Indemnitee shall agree to any settlement, compromise or discharge of such Third-Party Claim that the Indemnifying Party may recommend and that by its terms obligated the Indemnifying Party to pay the full amount of the liability in connection with such Third-Party Claim and that releases the Indemnitee completely in connection with such Third-Party Claim; provide that Indemnitee shall not be required to admit any fault.

(e)                                  No Indemnifying Party shall consent to an entry of any judgment or enter into any settlement of any Third-Party Claim without the consent of the applicable Indemnitee or Indemnitees if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

(f)                                   Whether or not the Indemnifying Party assume the defense of a Third-Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent which shall not be unreasonably withheld.

Section 3.3                                    Additional Matters.

(a)                                 Notice of Direct Claims.  Any claim on account of a Loss that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party as soon as practicable but in any event within twenty (20) days after becoming aware of such claim; provided that the failure of any Indemnitee to give notice as provided in this Section 3.3(a) shall not prejudice the ability of the Indemnitee to do so at a later time except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice and then only to the extent of such prejudice.  Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto.  If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement.

(b)                                 Subrogation.  In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person.  Such Indemnitee shall cooperate with such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(c)                                  Substitution.  In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the, or add the Indemnifying Party as an additional, named defendant.  If such substitution or addition cannot be achieved for any reason or is not requested, the names defendant shall allow the Indemnifying Party to manage the Action as set forth in Section 3.2 and this Section 3.3, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts’ fees and all other external expenses), the costs of any judgment or settlement and the cost of any interest or penalties relating to any judgment or settlement other than costs arising as a result of the negligence of the defendant.

(d)                                 Good Faith.  Subject to the other provisions of this Article III, each Indemnitee shall act in good faith, and will make the same decisions in the use of personnel and the incurring of expenses as it would make if it were engaged and acting entirely at its own cost and for its own account regarding the conduct of any proceedings or the taking of any action for which indemnification may be sought.

(e)                                  Duty to Mitigate.  Each Indemnitee shall use its commercially reasonable efforts to mitigate any Loss that is subject to indemnification pursuant to the provisions of Section 7.1.  In the event an Indemnitee fails to so mitigate a Loss, the Indemnifying Party shall have no liability for any portion of such Loss that reasonably could have been avoided had the Indemnitee made such efforts.

Section 3.4                                    Payments.  The Indemnifying Party shall pay all amounts payable pursuant to this Article III, by wire transfer of immediately available funds, promptly following receipt from an Indemnitee of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss that is the subject of indemnification under this Agreement, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnitee.  In any event, the Indemnifying Party shall pay to the Indemnitee, by wire transfer of immediately available funds, the amount of any Loss for which the Indemnifying Party is liable under this Agreement no later than three (3) Business Days following any Final Determination of any dispute with respect to such Loss finding the Indemnifying Party’s liability therefor.  All payments made pursuant to this Article III shall be made in U.S. dollars.

ARTICLE IV
SETTLEMENT; DISPUTE RESOLUTION

Section 4.1                                    Resolution Procedure.  The resolution of any Dispute that arises between the Parties shall be governed by Section 6 of the Master Reorganization Agreement.

ARTICLE V
GENERAL PROVISIONS

Section 5.1                                    Obligations Subject to Applicable Law.  The obligations of each Party under this Agreement shall be subject to Applicable Law, and, to the extent inconsistent therewith, the Parties shall adopt such modified arrangements as are as close as possible to the requirements of this Agreement while remaining compliant with Applicable Law, provided, however, that the Company shall fully avail itself of all exemptions, phase-in provisions and other relief available under Applicable Law before any modified arrangements shall be adopted.

Section 5.2                                    Notices.  Unless otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be deemed to have been duly given when (i) delivered, (ii) sent by facsimile or electronic mail or (iii) deposited in the United States mail or private express mail, postage prepaid.  Such communications must be sent to the respective Parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to BNPP:

BNP Paribas
3 rue d’Antin
75002 Paris, France
Attention:  Pierre Bouchara — Head of Group Financial Management
Email:  pierre.bouchara@bnpparibas.com

If to BNP Paribas USA:

[add contact info]

If to the Company:

First Hawaiian, Inc.
999 Bishop Street
Honolulu, Hawaii 96813
Attention:  Robert S. Harrison, Chairman and CEO
E-mail:  rharrison@fhb.com

Section 5.3                                    Binding Effect; Assignment; No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement and all rights hereunder may not be assigned, in whole or in part, directly or indirectly, by any Party except by prior written consent of the other Party, and any purported assignment without such consent shall be null and void; provided, that any Party may assign this Agreement to a purchaser of all or substantially all of the properties and assets of such Party (whether by sale, merger or otherwise) so long as such purchaser expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning Party, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning Party to be performed or observed. The Parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties and their respective Subsidiaries and this Agreement shall not provide any third-person with any remedy claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement; provided that the provisions of Article III shall inure to the benefit of each of the Indemnified Persons.

Section 5.4                                    Severability.  In the event any one or more of the provisions contained in this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, or the application of such provisions to Persons or circumstances or in jurisdictions other than those as to which have been held invalid, illegal, void or unenforceable, shall remain in full force and effect and not in any way be affected, impaired or invalidated thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of invalid, illegal, void or unenforceable provisions.

Section 5.5                                    Entire Agreement; Amendment.  This Agreement and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the procurement of insurance among the Parties hereto and shall supersede all previous agreements, negotiations, discussion, understandings, conversations, commitments and writings with respect to such subject matter.  No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 5.6                                    Waiver.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement shall be effective only to the extent specifically set forth in writing. Notwithstanding any provision set forth in this Agreement, no Party shall be required to take any action or refrain from taking any action that would cause it to violate any Applicable Law, statute, legal restriction, regulation, rule or order of any Governmental Authority.  The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 5.7                                    Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York and without regard to its choice of law principles. Any action or proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York (if any Party to such action or proceeding has or can acquire jurisdiction), and each of the Parties hereto or thereto irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  The Parties to this Agreement agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties hereto and thereto irrevocably to waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the second sentence of this Section 5.7 may be served on any Party to this Agreement anywhere in the world.

Section 5.8                                    Waiver of Jury Trial.  EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW AND THE INSURANCE PROGRAM DOCUMENTS) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 5.9                                    Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile or by e-mail delivery of a “.pdf” format data file, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 5.10                             Further Assurances.  In addition to the actions specifically provided for elsewhere in this Agreement, each Party hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated by this Agreement and the Ancillary Agreements and the documents to be delivered hereunder and thereunder.

Section 5.11                             Term; Survival.  The covenants, obligations and other agreements contained in this Agreement shall continue until such time as they are fully performed or satisfied in accordance with their terms, or are no longer required to be performed or satisfied; provided that no covenant, obligation or other agreement shall be considered to be performed or satisfied to the extent of any breach of such covenant, obligation or other agreement.

Section 5.12                             Subsidiary and Affiliate Action.  Wherever a Party has an obligation under this Agreement to “cause” a Subsidiary or Affiliate of such Party or any such Subsidiary’s or Affiliate’s officers, directors, management or employees to take, or refrain from taking, any action, or such action that may be necessary to accomplish the purposes of this Agreement, such obligation of such Party shall be deemed to include an undertaking on the part of such Party to cause such Subsidiary or Affiliate to take such necessary action.  Wherever this Agreement provides that a Subsidiary or Affiliate of a Party has an obligation to act or refrain from taking any action, such party shall be deemed to have an obligation under this Agreement to cause such Subsidiary or Affiliate, or any such Subsidiary’s or Affiliate’s officers, directors, management or employees, to take, or refrain from taking, any action, or such action as may be necessary to accomplish the purposes of this Agreement.  To the extent necessary or appropriate to give meaning or effect to the provisions of this Agreement or to accomplish the purposes of this Agreement, BNPP and the Company, as the case may be, shall be deemed to have an obligation under this Agreement to cause any Subsidiary thereof to take, or refrain from taking, any action, and to cause such Subsidiary’s officers, directors, management or employees, to take, or refrain from taking, any action otherwise contemplated herein.  Any failure by an Affiliate of BNPP or the Company to act or refrain from taking any action contemplated by this Agreement shall be deemed to be a breach of this Agreement by BNPP or the Company, respectively.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Insurance Agreement to be executed and delivered as of the date first above written.

BNP PARIBAS

By:
Name:
Title:

BNP PARIBAS USA, INC.

By:
Name:
Title:

FIRST HAWAIIAN, INC.

By:
Name:
Title:

[Signature Page to Insurance Agreement]